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                                                                    EXHIBIT (11)


                 COMPUTATIONS OF INCOME/(LOSS) PER COMMON SHARE
                      RUSSELL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Note 11 to Consolidated Financial Statements from pages 38 and 56 respectively of the Annual Report are incorporated herein by reference.